UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No.  )
Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

INTERACTIVE BROKERS GROUP, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

INTERACTIVE BROKERS GROUP, INC.
One Pickwick Plaza
Greenwich, Connecticut 06830
NOTICE OF ACTION BY WRITTEN CONSENT OF OUR STOCKHOLDERS AND INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
Date of Mailing: On or about [•], 2025
Dear Stockholders:
This notice and the accompanying information statement (the “Information Statement”) is furnished by the Board of Directors (the “Board”) of Interactive Brokers Group, Inc. (the “Company,” “we” or “us”). The Company, a Delaware corporation, is a public company registered with the Securities and Exchange Commission (the “SEC”). The Information Statement has been filed with the SEC and is being furnished, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify the holders of record of our Class A common stock, par value $0.01 per share (the “Class A Common Stock”), and Class B common stock, par value $0.01 per share (the “Class B common stock” and, together with the Class A Common Stock, the “Common Stock”) as of the close of business on April 17, 2025 (the “Record Date”) of actions we are taking pursuant to a written consent representing a majority of the voting power of our Common Stock, in lieu of a meeting of stockholders.
The purpose of the Information Statement is to inform the Company’s stockholders of the action taken by our Board on April 14, 2025 and by the holders of a majority of the issued and outstanding shares of our Common Stock by written consent delivered to the Company on April 22, 2025 (the “Stockholder Written Consent”), resolving to amend and restate the Company’s Amended and Restated Certificate of Incorporation (the “Current Certificate”) in the form attached to the Information Statement (the “Restated Certificate”). This consent was sufficient to approve the Restated Certificate under Delaware law and the Current Certificate. The attached Information Statement describes the Restated Certificate approved by Stockholder Written Consent, which will, among other things, (i) increase the Company’s authorized shares of Class A Common Stock to 4,000,000,000 shares from 1,000,000,000 shares and (ii) increase the Company’s authorized shares of Class B Common Stock to 1,000 shares from 100 shares. The change in authorized capital will become effective no earlier than twenty (20) calendar days after the filing and dissemination of the Information Statement.
NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THE INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
There are no stockholder dissenters’ or appraisal rights in connection with any of the matters discussed in the accompanying Information Statement. Please read this Information Statement carefully and entirely. It describes the terms of the actions taken by the stockholders. Although you will not have an opportunity to vote on the approval of the Restated Certificate, the Information Statement contains important information about the Restated Certificate.

By Order of the Board of Directors,

Thomas Peterffy	Paul J. Brody
Chairman of the Board of Directors	Chief Financial Officer, Treasurer and Secretary

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THE INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The Information Statement is dated [•], 2025 and is first being mailed to our stockholders on or about [•], 2025. The Information Statement can also be accessed on our proxy hosting website at www.proxyvote.com.

INFORMATION STATEMENT

REGARDING CORPORATE ACTION TAKEN BY WRITTEN CONSENT IN LIEU OF SPECIAL MEETING.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
This information statement (this “Information Statement”) is being furnished by the Board of Directors (the “Board”) of Interactive Brokers Group, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), on or about [•], 2025, to the holders of record of at the close of business on April 17, 2025 (the “Record Date”) of the outstanding shares of the Company’s Class A common stock, par value $0.01 per share (our “Class A Common Stock”) and shares of the Company’s Class B common stock, par value $0.01 per share (our “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”). The purpose of this Information Statement is to inform the Company’s stockholders of an action by written consent of holders of a majority of the Common Stock (the “Stockholder Written Consent”). The Information Statement can also be accessed on our proxy hosting website at www.proxyvote.com.
The actions contemplated by the Stockholder Written Consent are being taken without notice, meetings or votes in accordance with the Delaware General Corporation Law (“DGCL”), the Company’s Amended and Restated Certificate of Incorporation (the “Current Certificate”) and its Bylaws. This Information Statement is being mailed to the stockholders of the Company as of the Record Date, April 17, 2025.
On April 14, 2025, the Board approved, and recommended to stockholders for approval, a Second Amended and Restated Certificate of Incorporation that will, among other things, (i) increase the Company’s authorized shares of Class A Common Stock to 4,000,000,000 shares from 1,000,000,000 shares and (ii) increase the Company’s authorized shares of Class B Common Stock to 1,000 shares from 100 shares (the “Restated Certificate”). The full text of the Restated Certificate is attached to this Information Statement as Appendix A.
On April 22, 2025, IBG Holdings LLC (“Holdings”), an entity controlled by Mr. Thomas Peterffy, our founder and Chairman, through his indirect ownership of the voting membership interests in Holdings, and the holder of all of our outstanding shares of Class B Common Stock, representing approximately 74.2%, of our Common Stock voting power (and thus a majority of voting power), executed and delivered to the Company the Stockholder Written Consent to approve the Restated Certificate. The Stockholder Written Consent was sufficient to approve the Restated Certificate under the DGCL and our Current Certificate.
We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action being taken. In addition, pursuant to the DGCL, this action to be taken by majority written consent in lieu of a special stockholder meeting does not create appraisal or dissenters’ rights.
The Board determined to pursue stockholder action by majority written consent of those shares entitled to vote as of April 17, 2025, to reduce the costs and management time required to hold a special meeting of stockholders and to implement the above action in a timely manner.
Under Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the action taken by written consent without a meeting of stockholders cannot become effective until twenty (20) calendar days after the mailing date of this Information Statement, or as soon thereafter as is practicable. We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Information Statement and other reports that we file with the SEC may contain “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside our control. These statements include statements other than historical information or statements of current condition and may relate to our future plans and objectives and results, among other things, as well as statements about the filing and effectiveness of the Restated Certificate. By identifying these statements for you in this manner, we are alerting you to the possibility that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.
Important factors that could cause actual results to differ from those in the forward-looking statements include, among others, those discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K, any risks listed in this Information Statement, as well as any cautionary language in this Information Statement. There may be other risks that we have not described that may adversely affect our business and financial condition. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this Information Statement.
OUTSTANDING VOTING SECURITIES AND CONSENTING STOCKHOLDERS
As of the date of the Stockholder Written Consent, the Company had 108,942,324 issued and outstanding shares of Class A Common Stock and 100 issued and outstanding shares of Class B Common Stock. Each share of Class A Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders.
Due to our “Up-C” corporate structure, Mr. Thomas Peterffy and his affiliates, management and other employees of IBG LLC (the “Holdings Members”) maintain their ownership in the Company through membership interests in Holdings (the “Holdings Interests”). In order to ensure that the Holdings Members are not disenfranchised and, therefore, are entitled to vote their economic interest in the Company, Holdings was granted shares of Class B Common Stock that are proportionate to their economic interests in the Company. The shares of the Class B Common Stock are, in turn, voted on behalf of the Holdings Members by Mr. Thomas Peterffy, who directly or indirectly owns all of the voting membership interests in Holdings.
The Holdings Members’ ownership of interests in Holdings is proportionate to their economic interests held through Holdings in IBG LLC, the holding company for our businesses. The shares of Class B Common Stock do not provide any voting power in excess of the Holdings Members’ economic interest in the Company. Rather, the shares of Class B Common Stock merely enable Mr. Thomas Peterffy to vote the Holding Members’ proportionate economic interest in the Company on their behalf and do not give disproportionate or supervoting rights to Holdings or its members by virtue of owning Class B Common Stock. The number of votes cast by the Class B Common Stock is the same number of votes as the Holdings Members would cast if their Holdings Interests were exchanged for shares of Class A Common Stock. Accordingly, the Class B Common Stock is voted on an ‘as-converted’ to Class A Common Stock basis and does not have superior voting power. Whereas some companies with a dual-class stock voting structure give certain stockholders supervoting stock that has multiple votes per share, we do not. On this basis, each share of the Class B Common Stock is entitled to 3,136,434 votes, which is equal to the number of membership interests in IBG LLC held on the record date divided by 100. Accordingly, Holdings, as the sole holder of the Class B Common Stock, holds approximately 74.2% of the voting power of the Company, which percentage will decrease proportionately over time to the extent that Holdings owns a smaller percentage of IBG LLC. Mr. Thomas Peterffy currently owns all of the voting membership interests in Holdings. Accordingly, Mr. Thomas Peterffy beneficially owns all of the outstanding shares of Class B Common Stock and is able to exercise control over all matters requiring the approval of our stockholders, including the approval of significant corporate transactions.
If at any time in the future Mr. Thomas Peterffy and his affiliates own less than a majority of the membership interests in Holdings, then at such time all membership interests in Holdings will become voting membership interests. Accordingly, all members of Holdings, instead of Mr. Thomas Peterffy alone, would together direct the voting of the shares of Class B Common Stock, and all such members would together exercise control over all matters requiring the approval of our stockholders. However, even if Mr. Thomas Peterffy and his affiliates cease to own a majority of the membership interest in Holdings, Mr. Thomas Peterffy could, depending on his level of percentage ownership, continue to effectively control or significantly influence matters requiring approval of stockholders.

On April 22, 2025, Holdings executed and delivered to the Board the Stockholder Written Consent, representing approximately 74.2%, of our Common Stock voting power (and thus a majority of voting power), approving the Restated Certificate, which, among other things, increases the amount of authorized Class A Common Stock and Class B Common Stock. Because the action was approved by stockholders owning a majority of our outstanding voting power, no proxies are being solicited with this Information Statement. No consideration was paid for the Stockholder Written Consent.
Section 228 of the DGCL provides in substance that unless a company’s certificate of incorporation provides otherwise, stockholders may take any action without a meeting of stockholders, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by stockholders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize and take such action at a meeting at which all shares entitled to vote thereon were present voted.
The Current Certificate provides that the authorized shares of any class or classes of capital stock of the Company may be increased by the affirmative vote of the holders of a majority of the Common Stock, voting together as a single class and that, except as otherwise required in the Current Certificate or the Company’s bylaws or by applicable law, the holders of shares of Common Stock shall vote together as a single class on all matters submitted to a vote of stockholders of the Company.

NO APPRAISAL RIGHTS
Under Delaware corporate law, stockholders have no appraisal or dissenters’ rights in connection with the Restated Charter.
INTERESTS OF CERTAIN PARTIES IN THE MATTERS TO BE ACTED UPON
None of the directors or executive officers of the Company have any substantial interest resulting from the Restated Charter that is not shared by all other stockholders, pro rata, and in accordance with their respective interests.
COST OF THIS INFORMATION STATEMENT
The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record, as of the Record Date, by them.
HOUSEHOLDING OF STOCKHOLDER MATERIALS
Beneficial owners of Common Stock who share a single address will receive only one copy of this Information Statement. This practice, known as “householding,” reduces the volume of duplicative information stockholders receive and reduces printing and mailing costs. If any beneficial stockholder(s) sharing a single address wish to discontinue householding and receive a separate copy of this Information Statement, we will have a separate copy promptly delivered to them upon their written or oral request. To make the request, they may contact our Investor Relations Department at 2 Pickwick Plaza, Greenwich, Connecticut 06830, Attn: Investor Relations, telephone: 203-618-4070, e-mail: investor-relations@interactivebrokers.com. Beneficial owners may also contact our Investor Relations Department if they received multiple copies of the Information Statement and prefer to receive a single copy in the future.
AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK
General
Our Current Certificate authorizes 1,000,000,000 shares of Class A Common Stock, 100 shares of Class B Common Stock and 10,000 shares of preferred stock, par value $0.01 per share.
On April 22, 2025, the consenting stockholders approved the filing of an amendment and restatement of our Current Certificate (the “Restated Certificate”) to, among other things, (i) increase the authorized shares of Class A Common Stock to 4,000,000,000 shares from 1,000,000,000 shares and (ii) increase the authorized shares of Class B Common Stock to 1,000 shares from 100 shares. Such amendment was previously approved by the Board.
Reasons for the Increase in Authorized Shares of Class A Common Stock and Class B Common Stock
As of April 17, 2025, there were 108,942,324 shares of Class A Common Stock and 100 shares of Class B Common Stock issued and outstanding. On April 15, 2025 we announced our intention to effect a four-for-one forward stock split of our Class A Common Stock and Class B Common Stock in the form of a stock dividend (the “Stock Split”), with each record holder of Common Stock as of the close of market on Monday, June 16, 2025, receiving three additional shares of Common Stock, to be distributed after the close of market on Tuesday, June 17, 2025. The intended purpose of the Stock-Split is to make stock ownership more accessible to investors.
In order to accommodate the stock split, we must increase the number of authorized shares of Class B Common Stock. The increase in the Company’s authorized number of shares of Class B Common Stock to 1,000 shares from 100 shares is intended to provide adequate authorized shares to cover the Stock Split.

The increase in the Company’s authorized number of shares of Class A Common Stock to 4,000,000,000 shares from 1,000,000,000 shares is intended to provide adequate shares of Class A Common Stock to accommodate the Stock Split and for possible future issuances, including potential financings, business combinations, strategic collaborations or partnerships and other transactions that may arise, stock dividends and other corporate purposes. Additionally, our success depends in part on our continued ability to attract, retain, incentivize and motivate highly qualified management and key personnel. The availability of unissued and unreserved authorized shares of Common Stock to provide future equity incentive opportunities under our amended 2007 Stock Incentive Plan and future stock incentive plans could impact our ability to do this. The increase in the Company’s authorized number of shares of Class A Common Stock is intended to provide adequate authorized shares to cover equity incentive compensation needs for the foreseeable future.
Although, other than to accommodate the Stock-Split, the Company has no specific plans at this time for use of the additional shares of Class A Common Stock and Class B Common Stock, having additional authorized shares of Class A Common Stock available for issuance in the future would give the Company greater flexibility and would allow such shares to be issued on a timely basis if such need arises without the expense and delay of a stockholder consent or special stockholders’ meeting or waiting until the next annual meeting of stockholders.
Principal Effects of the Increase in Authorized Shares of Common Stock
While the authorization of additional shares of Common Stock is intended to accommodate the Stock Split to make our Class A Common Stock ownership more accessible to investors and to increase our financial flexibility, and the Stock Split will not have a dilutive effect on our existing stockholders, any sale and issuance of additional shares may result in the dilution of our existing stockholders. Upon the occurrence of the sale and issuance of all additional shares authorized by the Restated Certificate, our existing stockholders would be diluted substantially. If we choose to raise capital by incurring debt through an instrument convertible into Class A Common Stock, the number of shares of Class A Common Stock issuable upon such conversion would likely be contingent on a number of factors currently unknown to us, such as the market price of our Class A Common Stock and certain interest rates. Any dilution of our Class A Common Stock resulting from the Restated Certificate, whether immediate or over time, could cause the price per share of our Class A Common Stock to decline significantly, which could result in financial harm to our existing stockholders.
This proposal will not affect the par value of the Common Stock, which will remain at $0.01 per share.
Effective Date
Under Rule 14c-2 of the Exchange Act, the Certificate of Amendment shall be effective no earlier than twenty (20) calendar days after this Information Statement is first mailed to stockholders of the Company. We anticipate the effective date to be on or about [•], 2025, upon the filing of the Restated Certificate with the Secretary of State of the State of Delaware. The Board reserves its right to elect not to proceed with and abandon the Restated Charter if it determines, in its sole discretion at any time, that the Restated Certificate is no longer in the best interests of our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Holdings currently holds, through its ownership of all of the outstanding shares of our Class B Common Stock, approximately 74.2% of the combined voting power of the outstanding shares of Common Stock. While our Class B Common Stock is owned by Holdings, Mr. Thomas Peterffy, through his indirect ownership of the voting membership interests in Holdings, is able to exercise control over all matters requiring the approval of our stockholders, including the approval of significant corporate transactions.
The following table sets forth the beneficial ownership of common stock as of April 22, 2025, by each of our directors and named executive officers, by all our directors and named executive officers as a group, and of each beneficial owner, who is not our director or officer, of more than 5% of common stock as of April 22, 2025.
The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security and if that person has the right to acquire such security within 60 days of April 22, 2025. Unless otherwise indicated below, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned. The following table is based on 108,942,324 shares of Class A Common Stock and 100 shares of Class B Common Stock outstanding as of April 22, 2025:

Name and Address	Class A Common Stock Owned		Class B Common Stock Owned
	(in shares and %)
IBG Holdings LLC**(1)	0	0%	100	100%
Thomas Peterffy**(2)(3)	1,542,265	1.42%	100	100%
Milan Galik**(4)	834,368	0.77%	0	0%
Paul J. Brody**(4)	659,516	0.61%	0	0%
Earl H. Nemser**(4)	82,521	*%	0	0%
Lawrence E. Harris**	63,426	*%	0	0%
Thomas A. J. Frank**(4)	43,555	*%	0	0%
Nicole Yuen**	2,090	*%	0	0%
William Peterffy**	2,090	*%	0	0%
Jill Bright**	1,853	*%	0	0%
Richard Repetto**	142	*%	0	0%
All current directors and executive officers as a group (10 persons)	3,231,826	2.97%	100	100%
Blackrock, Inc.(5)	10,333,810	9.49%	0	0%
Vanguard(6)	9,690,031	8.89%	0	0%

*	Less than 0.5%
**	Address is c/o Interactive Brokers Group, Inc., One Pickwick Plaza, Greenwich, Connecticut 06830
(1)
Holdings, as the sole holder of the 100 outstanding shares of Class B Common Stock, is entitled to the number of votes equal to the number of IBG LLC membership interests held by it at any given time. In order to ensure that the Holdings Members are not disenfranchised and, therefore, are entitled to vote their economic interest in the Company, Holdings was granted shares of Class B Common Stock that are proportionate to their economic interest in the Company. The number of votes cast by the Class B Common Stock is the same number of votes as the Holdings Members would cast if their Holdings Interests were exchanged for shares of Class A Common Stock. Accordingly, the Class B Common Stock is voted on an ‘as-converted’ to Class A Common Stock basis and does not have superior voting power. The Class B Common Stock has approximately 74.2% of the voting power of the Company, which percentage will decrease proportionately to the extent that Holdings owns a smaller percentage of IBG LLC. Except as otherwise provided by law or our Current Certificate, shares of Class A Common Stock and the Class B Common Stock vote together as a single class.

(2)
The amount includes 26,083 shares issued by the Company and held by IBG LLC to be distributed to eligible persons who participate in one or more promotions that are designed to attract new customers to the Company’s brokerage platform, increase assets held with the Company’s brokerage business and enhance customer loyalty.

(3)	Mr. Thomas Peterffy, through his indirect ownership of the voting membership interests in Holdings, beneficially owns all of the outstanding shares of Class B Common Stock.

(4)
The amounts in the table include the issued and vested portion of the stock awards that were granted to Messrs. Nemser, Galik, Brody and Dr. Frank under the Company’s amended 2007 Stock Incentive Plan and any shares acquired through dividend reinvestment plans, less any shares withheld for income tax purposes or sold through open market transactions. Also included are shares which will vest within 60 days of April 22, 2025:

	Shares Beneficially Owned	Stock Awards Vesting Within 60 Days	Total shares*
Earl H. Nemser	67,379	15,142	82,521
Milan Galik	695,728	138,640	834,368
Paul J. Brody	610,061	49,455	659,516
Thomas A. J. Frank	24,729	18,826	43,555

(5)
According to Schedule 13G/A Amendment No. 15 filed on February 5, 2025, BlackRock Inc., with its address at 50 Hudson Yards, New York, NY 10001, beneficially owned 10,333,810 shares of common stock as of December 31, 2024.

(6)
According to Schedule 13G/A Amendment No. 11 filed on February 13, 2024, The Vanguard Group, with its address at 100 Vanguard Blvd, Malvern, PA 19355, beneficially owned 9,690,031 shares of common stock as of December 31, 2023.

ADDITIONAL INFORMATION
This Information Statement should be read in conjunction with certain reports that we previously filed with the SEC, including:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025 and our Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2024, filed with the SEC on March 5, 2025;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from our definitive proxy statement filed with the SEC on March 6, 2025;

•	our Current Reports on Form 8-K, filed with the SEC on April 15, 2025 and April 23, 2025; and
•
the description of our Common Stock contained in the registration statement on Form 8-A, filed with the SEC on May 2, 2007, as the description therein has been updated and superseded by the description of our securities contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on February 27, 2025.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants who file electronically with the SEC. Our SEC filings can also be found, free of charge, on the Investor Relations section of our website at www.interactivebrokers.com. The information available on our website, other than information specifically incorporated by reference into this Information Statement, is not incorporated by reference herein and does not form a part of this filing.
As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the above action. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders with information required by the rules and regulations of the Exchange Act.

APPENDIX A

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

INTERACTIVE BROKERS GROUP, INC.

Interactive Brokers Group, Inc., a Delaware corporation (the “Corporation”), does hereby certify that:
FIRST: The present name of the Corporation is “Interactive Brokers Group, Inc.” which is the name under which the Corporation was originally incorporated. The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was November 14, 2006.
SECOND: The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 4, 2007 (the “Amended and Restated Certificate of Incorporation”). The Second Amended and Restated Certificate of Incorporation attached hereto as Exhibit A amends and restates in its entirety the Amended and Restated Certificate of Incorporation of the Corporation. The Second Amended and Restated Certificate of Incorporation has been duly adopted and approved by the Board of Directors of the Corporation by unanimous written consent in lieu of a meeting thereof in accordance with the provisions of Sections 141(f), 242 and 245 of the General Corporation Law of the State of Delaware and by written consent of the stockholders of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.
THIRD: The Second Amended and Restated Certificate of Incorporation shall become effective immediately upon its filing with the Secretary of State of the State of Delaware.
FOURTH: Upon the filing with the Secretary of State of the State of Delaware of the Second Amended and Restated Certificate of Incorporation, the Amended and Restated Certificate of Incorporation of the Corporation shall be amended and restated in its entirety to read as set forth on Exhibit A attached hereto.
IN WITNESS WHEREOF, the Corporation has caused the Second Amended and Restated Certificate of Incorporation to be executed by a duly authorized officer this    day of    , 2025.

INTERACTIVE BROKERS GROUP, INC.

By:
	Name:	Paul J. Brody
	Title:	Chief Financial Officer, Treasurer and Secretary

EXHIBIT A
SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

INTERACTIVE BROKERS GROUP, INC.
ARTICLE ONE
The name of the corporation is Interactive Brokers Group, Inc. (the “Corporation”).
ARTICLE TWO
The address of the Corporation’s registered office in the state of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is Corporation Service Company.
ARTICLE THREE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
ARTICLE FOUR
Section 1. Shares, Classes and Series Authorized. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 4,000,011,000 shares, consisting of: (a) 4,000,000,000 shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”); (b) 1,000 shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”); and (c) 10,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided. The Class A Common Stock and the Class B Common Stock shall hereinafter collectively be called the “Common Stock.” The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted.
Section 2. Preferred Stock. The Board of Directors is authorized to provide for the issuance from time to time of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable provisions of the DGCL (a “Preferred Stock Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, with such voting powers, full or limited, if any, of the shares of such series, and such designations, preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors (as such resolutions may be amended by a resolution or resolutions subsequently adopted by the Board of Directors), and as are not stated and expressed in this Second Amended and Restated Certificate of Incorporation including, but not limited to, determination of any of the following:
(a) the distinctive designation of the series, whether by number, letter or title, and the number of shares which will constitute the series, which number may be increased or decreased (but not below the number of shares then outstanding and except where otherwise provided in the applicable Preferred Stock Certificate of Designation) from time to time by action of the Board of Directors;
(b) the dividend rate, if any, and the times of payment of dividends, if any, on the shares of the series, whether such dividends will be cumulative, and if so, from what date or dates, and the relation which such dividends, if any, shall bear to the dividends payable on any other class or classes of stock;
(c) the price or prices at which, and the terms and conditions on which, the shares of the series may be redeemed at the option of the Corporation;

(d) whether or not the shares of the series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;
(e) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;
(f) whether or not the shares of the series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;
(g) the rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;
(h) whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class of stock in any respect, or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class of stock, restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class of stock ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;
(i) whether the series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights; and
(j) any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that series.
Except as otherwise required by law, as otherwise provided herein or as otherwise determined by the Board of Directors in the applicable Preferred Stock Certificate of Designation as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meeting of stockholders.
Section 3. Common Stock. Except as otherwise provided in this Second Amended and Restated Certificate of Incorporation or as otherwise required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions. The terms of the Common Stock set forth below shall be subject to the express terms of any series of Preferred Stock.
(a) Voting Rights. The shares of Common Stock shall entitle the holders thereof to the following voting rights:
(1) Each share of Class A Common Stock shall entitle the holder thereof to one (1) vote in person or by proxy on all matters submitted to a vote of the stockholders of the Corporation.
(2) Each share of Class B Common Stock shall entitle the holder thereof: (A) at such time, if any, that there are no shares of Class A Common Stock outstanding, to one (1) vote in person or by proxy on all matters submitted to a vote of the stockholders of the Corporation, and (B) at such time, if any, that there are shares of Class A Common Stock outstanding, to the following number of votes in person or by proxy on all matters submitted to a vote of the stockholders of the Corporation: (x) the number of Shares (as defined below) of IBG LLC, a Connecticut limited liability company (“IBG LLC”), held by such holder as reflected on the books and records of IBG LLC, divided by (y) the number of shares of Class B Common Stock outstanding. “Shares” shall have the meaning assigned to such term in the Amended and Restated Limited Liability Company Agreement of IBG LLC.
(3) Except as otherwise required in this Second Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation or by applicable law, the holders of shares of Common Stock shall vote together as a single class on all matters submitted to a vote of stockholders of the Corporation (or if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock).

(b) Dividends and Distributions.
(1) Subject to the preferences applicable to Preferred Stock, if any, outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Corporation’s Board from time to time out of assets or funds of the Corporation legally available therefor; provided that, subject to the provisions of this Section 3, the Corporation shall not pay dividends or make distributions to any holders of any class of Common Stock unless simultaneously with such dividend or distribution, as the case may be, the Corporation makes the same dividend or distribution with respect to each outstanding share of Common Stock regardless of class.
(2) In the case of dividends or other distributions payable in Class A Common Stock or Class B Common Stock including distributions pursuant to stock splits or divisions of Class A Common Stock or Class B Common Stock which occur after the first date upon which the Corporation has issued any shares of Class A Common Stock or Class B Common Stock, only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be distributed with respect to Class B Common Stock. In the case of any such dividend or distribution payable in shares of Class A Common Stock or Class B Common Stock, the number of shares of each class of Common Stock payable per share of such class of Common Stock shall be equal in number.
(3) In the case of dividends or other distributions consisting of other voting securities of the Corporation or of voting securities of any corporation which is a wholly owned subsidiary of the Corporation, the Corporation shall declare and pay such dividends in two separate classes of such voting securities, identical in all respects, except that: (1) the voting rights of each such security paid to the holders of Class B Common Stock, when compared to the voting rights of each such security paid to the holders of Class A Common Stock, shall have voting rights determined pursuant to the same formula as provided in Article Four, Section 3(a)(2) above; and (2) such security paid to the holders of Class B Common Stock shall have the same restrictions on transfer and ownership applicable to the transfer and ownership of Class B Common Stock.
(4) In the case of dividends or other distributions consisting of securities convertible into, or exchangeable for, voting securities of the Corporation or voting securities of another corporation which is a wholly owned subsidiary of the Corporation, the Corporation shall provide that such convertible or exchangeable securities and the underlying securities be identical in all respects (including, without limitation, the conversion or exchange rate), except that: (1) the voting rights of each security underlying the convertible or exchangeable security paid to the holders of Class B Common Stock, when compared to the voting rights of each security underlying the convertible or exchangeable security paid to the holders of the Class A Common Stock, shall have voting rights determined pursuant to the same formula as provided in Article Four, Section 3(a)(2) above; and (2) such securities underlying the convertible or exchangeable securities paid to the holders of the Class B Common Stock shall have the same restrictions on transfer and ownership applicable to the transfer and ownership of the Class B Common Stock.
(c) Stock Splits, Stock Dividends and Reclassification. The Corporation shall not in any manner subdivide (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combine (by reverse stock split, reclassification, recapitalization or otherwise) the outstanding shares of one class of Common Stock unless the outstanding shares of all classes of Common Stock shall be proportionately subdivided or combined.
(d) Options, Rights or Warrants.
(1) The Corporation shall not make any offering of options, rights or warrants to subscribe for shares of Class B Common Stock.
(2) Subject to Article Four, Section 3(d)(1) above, the Corporation shall have the power to create and issue, whether or not in connection with the issue and sale of any shares of stock or other securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes at the time authorized (other than Class B Common Stock), such rights or options to have such terms and conditions, and to be evidenced by or in such instrument or instruments, as shall be approved by the Board.

(e) Mergers, Consolidation, Etc. In the event that the Corporation shall enter into any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, and in such event, the shares of each class of Common Stock shall be exchanged for or changed into the same amount of stock, securities, cash and/or any other property, as the case may be, into which or for which each share of any other class of Common Stock is exchanged or changed; provided, however, that if shares of Common Stock are exchanged for or changed into shares of capital stock, such shares so exchanged for or changed into may differ to the extent and only to the extent that the Class A Common Stock and the Class B Common Stock differ as provided herein.
(f) Liquidation Rights. In the event of any dissolution, liquidation or winding-up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and after making provision for the holders of each series of Preferred Stock, if any, the remaining assets and funds of the Corporation, if any, shall be divided among and paid ratably to the holders of the shares of the Class A Common Stock and the Class B Common Stock treated as a single class.
ARTICLE FIVE
The Bylaws of the Corporation shall be adopted by the sole incorporator. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized thereafter to adopt, amend or repeal the Bylaws of the Corporation or any amendment thereof without the assent or vote of the stockholders of the Corporation. Notwithstanding any other provisions of the Second Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation and, in addition to any other vote required by law, the stockholders may, at any annual or special meeting of the stockholders of the Corporation, duly called and upon proper notice thereof, make, alter, amend or repeal the Bylaws or any amendment thereof by the affirmative vote by the holders of not less than 66-2/3% of the shares of stock entitled to vote generally in the election of directors.
ARTICLE SIX
The Corporation shall indemnify each of the Corporation’s directors and officers in each and every situation where, under Section 145 of the DGCL, as amended from time to time (“Section 145”), the Corporation is permitted or empowered to make such indemnification. The Corporation may, in the sole discretion of the Board of Directors of the Corporation, indemnify any other person who may be indemnified pursuant to Section 145 to the extent the Board of Directors deems advisable, as permitted by Section 145. The Corporation shall promptly make or cause to be made any determination required to be made pursuant to Section 145.
No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director to the extent not permitted under the DGCL. If the DGCL is subsequently amended to further eliminate or limit the liability of a director, then a director of the Corporation shall not be liable to the fullest extent permitted by the amended DGCL. For purposes of this Article Six, “fiduciary duty as a director” shall include any fiduciary duty arising out of serving at the Corporation’s request as a director of another corporation, partnership, joint venture or other enterprise, and “personal liability to the Corporation or its stockholders” shall include any liability to another corporation, partnership, joint venture, trust or other enterprise, and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.
Neither any amendment nor repeal of this Article Six, nor the adoption of any provision of this Second Amended and Restated Certificate of Incorporation or any amendment thereof inconsistent with this Article Six, shall eliminate or reduce the effect of this Article Six in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Six, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
ARTICLE SEVEN
Except as otherwise provided by or fixed pursuant to the provisions of the Corporation’s Second Amended and Restated Certificate of Incorporation relating to the rights of holders of any series of preferred stock, any action required to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing (or deemed to be in writing under applicable law), setting forth the action so taken, shall be signed by stockholders (or deemed to be signed by stockholders under applicable law) representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered and dated as required by law. Prompt notice of the taking of such action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
ARTICLE EIGHT
No stockholder of the Corporation shall have any preemptive or preferential right, nor be entitled to such as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of the Corporation of any class or series, whether issued for cash or for consideration other than cash, or of any issue of securities convertible into stock of the Corporation.
ARTICLE NINE
The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors of the Corporation. The number of directors of the Corporation shall be fixed from time to time in the Bylaws or any amendment thereof duly adopted by the Board of Directors or by the stockholders.
ARTICLE TEN
Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation or any amendment thereof.
ARTICLE ELEVEN
Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.
ARTICLE TWELVE
The Corporation reserves the right to amend or repeal any provisions contained in this Second Amended and Restated Certificate of Incorporation or any amendment thereof from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders and directors are granted subject to such reservation.